UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This Third Amendment to Form 8-K filed May 25, 2023 includes a notarized resolution passed by our Board of Directors applying 100,000,000 shareholder votes derived from FOMO WORLDWIDE INC.’s ownership of two million shares of Series A Preferred stock to our shareholder resolutions filed with the Secretary of State of Nevada on June 28, 2021, which we believe cures FINRA’s “potential prong issue” regarding our need for a quorum for that vote which authorized our name change to Himalaya Technologies, Inc., increases to authorized common shares and authorized Series A Preferred shares, and the creation of new classes of Series B Preferred stock and Series C Preferred stock. The notarized Board resolution is included herein as Exhibit 10.2. We intend to file our Form 10-Q to maintain our SEC reporting status while we review our legal remedies against FINRA for failing to approve our corporate action applied for on April 19, 2022 irreparably damaging our business.

Himalaya Technologies, Inc. previously known as Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 8.01 Other Events.

On May 24, 2023, Himalaya Technologies, Inc. notified its creditors, auditors, financial advisors and Transfer Agent that the Company does not have funding in place to continue SEC reporting and therefore expects to be delisted to the OTC Expert Market on or around June 16, 2023. Our inability to fund our operations is due to FINRA’s inexplicable refusal to approve shareholder actions for a name change, share increases and creation of new classes of stock, despite management’s provision to FINRA of hundreds of pages of SEC and state filings, legal documents, resolutions, affidavits, explanations, conference call transcripts, and other exhibits.

The compendium of information provided to FINRA over thirteen (13) months in hundreds of emails includes numerous SEC filings of Form 10-12G and Forms 10-12G/A-1-2-3-4 qualified by the SEC on April 6, 2022, a Form 10-K, numerous Forms 10-Q, a Form 1A, Forms 1A/A-1-2-3-4-5-6-7-8, a Form 1A/A-W withdrawal after our Tier 2 Reg A+ offering was previously qualified by the SEC, and multiple Forms 8-K for material information disclosure. In total, these SEC filings along with the provision of all Secretary of State filings since we were incorporated nearly 20 years ago on or around July 8, 2003 in Nevada, in management’s opinion, overwhelmingly support information needed by any reasonable body, agency, Court of Law, or man or woman of any jury, or council to consider and approve our shareholder action filed on June 28, 2021 and approved and stamped by the Secretary of State of Nevada on June 30, 2021.

Our shareholder action included approval of a name change to “Himalaya Technologies, Inc.” from “Homeland Resources Ltd.”, an increase in our authorized common shares to one billion from 100,000,000, an increase in authorized Series A Preferred shares to 130,000,000 from 10,000,000, the creations of a new class of Series B preferred shares and a new class of Series C preferred shares and supporting conversion and voting terms for the Preferred A-B-C classes. We had certain shareholder action filing deficiencies noted by FINRA which we have cured; however, FINRA is challenging our management team’s and prior management’s authority to act as Officers, requesting immaterial resolutions and explanations that our state and federal filings and management affidavits under penalty of felony perjury overwhelmingly address, in our view.

FINRA inexplicably will not recognize the rules of business law in the State of Nevada where we are incorporated, the filings and implied consent of our actions by the SEC whom it reports to, and even the 14th Amendment of the Constitution of the United States allowing citizens to obtain lawful employment and achieve prosperity free from government interference.

Against this backdrop, we are preparing to delist our common stock to the OTC Expert Market by unwinding all corporate actions taken since June 2021. Meanwhile, we are interviewing law firms to pursue legal action against FINRA for the irreparable damage it has caused our shareholders, creditors, former business partners, acquisitions, minority investments, and affiliates. There are no assurances we will be successful in continuing our business in any fashion, or that we will successfully resolve any future potential legal action against FINRA or other related government agencies responsible for reviewing OTC Corporate Actions and FINRA itself.

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Himalaya Technologies, Inc. Press Release – May 25, 2023*
10.1	FINRA Correspondence to Himalaya Technologies, Inc. – June 2, 2023*
10.2	Himalaya Technologies, Inc. Board Resolution – Notarized June 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Included by reference to Form 8K and Forms 8K/A-1 filed May 25, 2023 and June 8, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: June 12, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer